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                                                                     EXHIBIT 2.0






                          AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG

                     DIRECTVIEW, INC., A NEVADA CORPORATION

                                       AND

               RALSTON COMMUNICATIONS, INC., A FLORIDA CORPORATION



                                  MAY 16, 2003

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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of May 16, 2003, by and among DIRECTVIEW, INC., a Nevada corporation ("BPMI") and RALSTON COMMUNICATIONS, INC. d/b/a Directview, a Florida corporation ("RCI"). The corporate parties hereto are sometimes hereinafter referred to collectively as the "Companies," or individually as a "Company."

         WHEREAS, the respective Boards of Directors of the Companies deem it advisable and in the best interests of their respective stockholders that RCI be acquired by and become a wholly owned subsidiary of BPMI and, in furtherance thereof, the Boards of Directors of the Companies have approved, as applicable, the merger of a Florida corporation to be formed and to be a wholly owned subsidiary of BPMI ("Acquisition Sub") with and into RCI, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Acquisition Sub shall be merged (the "Merger") with and into RCI, with RCI being the surviving corporation in the Merger (the "Surviving Corporation") and the separate existence of Acquisition Sub shall thereupon cease. The Merger shall have the effects set forth in the Florida Business Corporation Law (the "FBCA").

         1.2 Effective Time of the Merger. The Merger shall become effective (the "Effective Time") upon the completion of the filing of properly executed Articles of Merger with the Secretary of State of the State of Florida, which filing shall be made on the Closing Date after satisfaction of the conditions set forth in Article VII hereof.

                                   ARTICLE II

                       BPMI AND THE SURVIVING CORPORATION

         2.1 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of RCI shall be the Certificate of Incorporation of the Surviving Corporation.

         2.2 Bylaws of the Surviving Corporation. The Bylaws of RCI as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         2.3      Directors and Officers of the Surviving Corporation.

                  (a) The directors of RCI at the Effective Time shall be the initial directors of the Surviving Corporation of the Merger and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                  (b) The officers of RCI at the Effective Time shall be the initial officers of the Surviving Corporation of the Merger and shall hold office from the Effective Time until removed or until


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their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                                   ARTICLE III

                              CONVERSION OF SHARES

         3.1 Exchange Ratio. At the Effective Time and subject to Section VII, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Each share of common stock of RCI ("RCI Common Share") issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive shares of restricted common stock, par value $.0001 share, of BPMI ("BPMI Shares"). The aggregate number of BPMI Shares to be received by the RCI shareholders shall be 107,776,566.

                  (b) Notwithstanding anything to the contrary in this Agreement, any holder of RCI Shares who shall exercise the rights of a dissenting shareholder pursuant to and strictly in accordance with the provisions of the FBCA shall be entitled to receive only the payment therein provided for and shall not be entitled to receive BPMI Shares. Such payment shall be made directly by the Surviving Corporation.

                  (c) At the Effective Time, all RCI Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such RCI Shares shall thereafter represent the BPMI Shares, into which such RCI Shares have been converted. Certificates representing RCI Shares shall be exchanged for certificates representing whole BPMI Shares.

                  (d) Each RCI Share held in treasury shall be canceled and retired and cease to exist, and no BPMI Shares shall be issued in exchange therefor.

         3.2      Intentionally Left Blank.

         3.3 Dividends; Transfer Taxes. No dividends shall be declared or paid on BPMI Shares prior to the Effective Time.

         3.4 No Fractional Securities. No certificates or scrip representing fractional BPMI Shares shall be issued pursuant to this Article III and no dividend, stock split-up, or other change in the capital structure of BPMI shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a BPMI Share upon surrender of stock certificates for exchange pursuant to this Article III shall receive a BPMI Share rounded to the next highest number.

         3.5 Closing of Transfer Books. At the Effective Time, the stock transfer books of RCI shall be closed and no transfer of RCI Shares shall thereafter be made. If, after the Effective Time, certificates representing RCI Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing BPMI Shares in accordance with the terms hereof. At and after the Effective Time, the holders of RCI Shares to be exchanged for BPMI Shares pursuant to this Agreement shall cease to have any rights as shareholders of RCI except for the right to surrender such stock certificates in exchange for BPMI Shares as provided hereunder.

         3.6 Dissenting Shares. If holders of RCI Shares are entitled to dissent from the Merger and demand appraisal of any such RCI Shares in accordance with the provisions of the FBCA concerning the right of such holders to dissent from the Merger and demand appraisal of their shares ("Dissenting Holders"), any RCI Shares held by a Dissenting Holder as to which appraisal has been so demanded ("Excluded RCI Shares") shall not be converted as described in
Section 3.1, but shall from and after the


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Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the FBCA; provided, however, that each RCI Share held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal with respect to such RCI Shares, in either case pursuant to the DGCL, shall not be deemed Excluded RCI Shares but shall be deemed to be converted, as of the Effective Time, into the right to receive BPMI Shares in accordance with the RCI Exchange Ratio, as applicable.

         3.7 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Adorno & Yoss, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, at 11 a.m., local time, on the first business day (the "Closing Date") after the later of (a) the day on which the meeting of the stockholders of RCI approving the Merger is held or the Required Stockholders' Consent is executed and delivered to RCI in compliance with applicable law, or (b) the day on which all of the conditions set forth in Article VII hereof are satisfied or waived (other than those conditions which are to be satisfied at Closing), or at such other date, time and place as the Companies shall agree.

         3.8 Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either BPMI or RCI, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of each, in the name of and on behalf of them as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF RCI

         As used in this Agreement, (i) the term "Material Adverse Effect" means, with respect to BPMI or RCI, as the case may be, a material adverse effect on the business, assets, results of operations, or financial condition of such party and its subsidiaries taken as a whole or in the ability of such party to perform its obligations hereunder, and (ii) the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries.

         RCI represents and warrants, with respect to RCI, except as disclosed to BPMI in the RCI Schedule of Exceptions (the "RCI Schedule"), attached hereto and incorporated herein by this reference, as follows:

         4.1 Organization. RCI is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the corporate or other power to carry on its business as it is now being conducted or presently proposed to be conducted. RCI is duly qualified as a foreign corporation or entity to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified shall not have a Material Adverse Effect.

         4.2 Capitalization. The authorized capital stock of RCI is as set forth in Section 4.2 of the RCI Schedule. As of the date hereof and as of the Effective Time, the number of Shares of RCI which are issued and outstanding is as set forth in Section 4.2 of the RCI Schedule. All of the issued and

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outstanding Shares of RCI are validly issued, fully paid, and non-assessable and free of preemptive rights or similar rights created by statute, the Certificate of Incorporation or Bylaws of RCI or any agreement by which RCI is a party or by which it is bound.

         4.3 Authority Relative to this Agreement. RCI has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by RCI and the consummation by RCI of the transactions contemplated hereby have been duly authorized by its Board of Directors, and, except for approval by the requisite votes cast by RCI's shareholders at the meeting provided for herein or the Required Stockholders' Consent, no other corporate proceedings on the part of RCI are necessary to approve this Agreement or the transactions contemplated hereby.

         4.4 Consents and Approvals; No Violations. Except filing and recordation of Articles of Merger under the FBCA, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by RCI of the transactions contemplated by this Agreement. Except as set forth in Section 4.4 of the RCI Schedule, neither the execution and delivery of this Agreement by RCI, nor the consummation by it of the transactions contemplated hereby, nor compliance by RCI with any of the provisions hereof, shall (a) result in any breach of the Certificate of Incorporation or Bylaws of RCI, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which RCI is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to RCI, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches, or defaults that would not have a Material Adverse Effect on RCI.

         4.5 Financial Statements. The unaudited balance sheet dated December 31, 2002 fairly presents in all material respects the consolidated financial position of RCI as of the respective dates thereof, and the other related statements (including in the case of the audited balance sheet, the related notes) included therein fairly present in all material respects the results of operations, changes in stockholders' equity and cash flows of RCI for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of any notes thereto.

         4.6      Absence of Certain Changes or Events; Undisclosed Liabilities.

                  (a)      Since December 31, 2002, except as set forth in
Section 4.6 of the RCI Schedule, RCI has not: (i) incurred any liability material to RCI on a consolidated basis, except in the ordinary course of its business, consistent with past practices; (ii) suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of RCI which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RCI, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated); or (iii) subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

                  (b) RCI has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability) except for (i) liabilities set forth on the face of the December 31 balance sheet and (ii) liabilities which have risen after the December 31, 2002 balance sheet in the ordinary course of business (none of which is material or results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).


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         4.7      Litigation. As of the date of this Agreement, (i) there is no action, suit, judicial, or administrative proceeding, arbitration or investigation pending or, to the best knowledge of RCI, threatened against or involving RCI or any of its properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) to the best knowledge of RCI there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against RCI; and (iii) to the best knowledge of RCI ,RCI is not in violation of any term of any judgments, decrees, injunctions, or orders outstanding against them. RCI has furnished to BPMI in writing, a copy of which is set forth in
Section 4.7 of the RCI Schedule, a description of all litigation, actions, suits, proceedings, arbitrations, investigations known to it, judgments, decrees, injunctions or orders pending; or to its best knowledge, threatened against or involving RCI, or any of their properties or rights as of the date hereof.

         4.8      Contracts.

                  (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which RCI is a party that relates to or affects the assets or operations of RCI or to which RCI or its assets or operations may be bound or subject is a valid and binding obligation of RCI and in full force and effect (with respect to RCI or such subsidiary), except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on RCI. Section 4.8(a) of the RCI Schedule sets forth a complete list of all material contracts. For purposes of this Agreement a material contract shall be any contract or agreement, which involves consideration in excess of $25,000. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, as disclosed in the RCI Schedule, there are no existing defaults by RCI thereunder or, to the knowledge of RCI, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect on RCI; and no event of default has occurred, and no event, condition, or occurrence exists, that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default by RCI thereunder which default would, individually or in the aggregate, have a Material Adverse Effect on RCI.

                  (b)      Except for this Agreement and those set forth on
Section 4.8(b) of the RCI Schedule, RCI is not a party to any oral or written
(i) consulting agreement not terminable on 60 days' or less notice requiring the payment of more than $25,000 per annum, in the case of any such agreement with an individual; (ii) joint venture agreement; (iii) noncompetition or similar agreements that restricts RCI from engaging in a line of business; (iv) agreement with any executive officer or other employee of RCI or any subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving RCI of the nature contemplated by this Agreement and which provides for the payment of in excess of $100,000; (v) agreement with respect to any executive officer of RCI or any subsidiary providing any term of employment or compensation guaranty in excess of $25,000 per annum; or (vi) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, or stock purchase plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

         4.9 Taxes. For the purposes of this section, the term "tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest, or other assessments imposed by any United States federal, state, or local authority or any other taxing authority on RCI or any of its Tax Affiliates (as hereinafter defined) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties, or assessments of any nature, whatsoever. Except as set forth in Section
4.9 of the RCI Schedule, RCI has filed or caused to be filed timely all material federal, state, local, and foreign tax returns required to be filed by each of its and any member of its consolidated, combined, unitary, or similar group (each such member a "Tax Affiliate"). Such returns, reports, and other information are accurate and complete in all material respects. RCI has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the

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periods for which returns are due, and has established (or shall establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither RCI nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Except as set forth in Section 4.9 of the RCI Schedule, neither RCI nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment, or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed, or assessed. No waiver or extension of time to assess any taxes has been given or requested. The Internal Revenue Service or comparable state agencies have never audited RCI's federal and state income tax returns.

         4.10 Compliance With Applicable Law. RCI holds all material licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations necessary for the lawful conduct of its business and the business of RCI is not being conducted in violation of, any provision of any material federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license, or other governmental authorization or approval applicable to RCI.

         4.11     Subsidiaries. RCI has no subsidiaries.

         4.12 Intellectual Property. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) does not have or could not reasonably be expected to have a Material Adverse Effect:

                  (i) RCI owns, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted;

                  (ii) no claims are pending or, to the best knowledge of RCI, threatened that RCI is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to RCI and, to the best knowledge of RCI, there are no valid grounds for any such claims;

                  (iii) to the best knowledge of RCI, no person is infringing on or otherwise violating any right of RCI with respect to any Intellectual Property owned by and/or licensed to RCI;

                  (iv) to the best knowledge of RCI, there are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by RCI or challenging RCI's license or legally enforceable right to use any Intellectual Property licensed by it; and

                  (v) to the best knowledge of RCI, all patents, registered trademarks, service marks, and copyrights held by RCI are valid and subsisting.

                  Section 4.12 of the RCI Schedule sets forth a list of all domain names, trade names, copyrights and trademarks owned by RCI. RCI has full and complete ownership of all domain names.

         4.13 Disclosure of the Representations and Warranties. The representations and warranties in this Section 4 do not knowingly contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 in light of the circumstances when made not misleading.

         4.14 RCI Shareholders. The Shareholder of RCI is an accredited investor as such term is defined in the Securities Act of 1933 as amended.


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         4.15     Shareholder Approval. RCI has obtained the consent to this
Agreement and the transactions reflected hereby of the RCI Shareholder, who is an "accredited investors." Each of the RCI shareholders listed on Schedule 4.15 has agreed to vote their Shares in favor of the Merger.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BPMI

         BPMI represents and warrants, with respect to BPMI, which as of the Effective Time shall include Acquisition Sub, except as disclosed to RCI in the BPMI Schedule of Exceptions (the "BPMI Schedule"), attached hereto and incorporated herein by this reference, as follows:

         5.1 Organization. Each of BPMI and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each of BPMI and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified shall not have a Material Adverse Effect.

         5.2      Capitalization.

                  (a) The authorized capital stock of BPMI consists of shares of common stock and shares of 8% Convertible Preferred Stock and Series B preferred stock. As of the date hereof, the number of shares of BPMI common stock and the shares of 8% Convertible Preferred Stock and Series B preferred stock authorized and outstanding are as set forth in Section 5.2 of the BPMI disclosure schedule. All of the issued and outstanding shares of the capital stock of BPMI are validly issued, fully paid, and non-assessable and free of preemptive rights or similar rights created by statute, the Certificate of Incorporation or Bylaws of BPMI or any agreement by which BPMI or any of its subsidiaries is a party or by which it is bound. There are no outstanding options, warrants or other securities convertible into stock of BPMI.

                  (b) As of the date hereof, BPMI has neither assets nor liabilities except as set forth on Schedule 5.2.

         5.3 Authority Relative to this Agreement. BPMI has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by BPMI and the consummation by BPMI of the transactions contemplated hereby have been duly authorized by its Board of Directors, no other corporate proceedings on the part of BPMI are necessary to approve this Agreement or the transactions contemplated hereby.

         5.4 Consents and Approvals; No Violations. Except for applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934, state law relating to takeovers, if applicable, state securities or blue sky laws, and, as applicable, filing and recordation of Articles of Merger under the FBCA, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by BPMI of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by BPMI, nor the consummation by it of the transactions contemplated hereby, nor compliance by BPMI with any of the provisions hereof, shall (a) result in any breach of the Articles of Organization or Bylaws of BPMI, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which BPMI or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to BPMI, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, or defaults that would not have a Material Adverse Effect.


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         5.5      Financial Statements. The audited balance sheet as of December
31, 2002 and unaudited balance as of March 31, 2003 fairly presents in all material respects the consolidated financial position of BPMI and its subsidiaries as of the respective dates thereof, and the other related statements (including in the case of the audited balance sheet, the related notes) included therein fairly present in all material respects the results of operations, changes in stockholders' equity and cash flows of BPMI and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of any notes thereto.

         5.6      Absence of Certain Changes or Events; Undisclosed Liabilities.

                  (a)      Since December 31, 2002, except as set forth in
Section 5.6 of the BPMI disclosure schedule, neither BPMI nor any of its subsidiaries has (i) incurred any liability material to BPMI and its subsidiaries on a consolidated basis except in the ordinary course of business, consistent with past practices; (ii) suffered a change or any event involving a prospective change in the business assets, financial condition or results of operations of BPMI or any of its subsidiaries which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on BPMI; (iii) subsequent to the date hereof conducted its business and operations other than in the ordinary course of business consistent with past practices.

                  (b) Neither BPMI nor any of its subsidiaries has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability) except for (i) liability set forth on the face of the December 31, 2002 balance sheet and (ii) liabilities which have risen after the December 31 2002 balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

         5.7 Litigation. As of the date of this Agreement, (i) there is no action, suit, judicial, or administrative proceeding, arbitration or investigation pending or, to the best knowledge of BPMI, threatened against or involving BPMI or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) to the best knowledge of BPMI, there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against BPMI or any of its subsidiaries; and (iii) BPMI and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions, or orders outstanding against them.

         5.8 Taxes. For the purposes of this section, the term "tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest, or other assessments imposed by any United States federal, state, or local authority or any other taxing authority on BPMI or any of its Tax Affiliates (as hereinafter defined) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties, or assessments of any nature, whatsoever. BPMI has filed or caused to be filed timely all material federal, state, local, and foreign tax returns required to be filed by each of its and any member of its consolidated, combined, unitary, or similar group (each such member a "Tax Affiliate"). Such returns, reports, and other information are accurate and complete in all material respects. BPMI has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or shall establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither BPMI nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Neither BPMI nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment, or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed, or assessed. No waiver or extension of time to assess any taxes has been given or requested. The Internal Revenue Service or comparable state agencies have never audited BPMI's federal and state income tax returns.

         5.9 Compliance With Applicable Law. BPMI and each of its subsidiaries hold all material licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations necessary for the lawful conduct of its business and the business of each of BPMI and its subsidiaries is not being conducted in violation of, any provision of any material federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license, or other governmental authorization or approval applicable to BPMI or any of its subsidiaries.

         5.10 Disclosure of Representations and Warranties. The representations and warranties in this Section 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5 in light of the circumstances when made not misleading.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1      Additional Agreements.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents, and approvals, and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Companies shall take all such necessary action.

                  (b) Each Company shall cooperate with the others and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders, and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

         6.2 Survival of Representations and Warranties. The respective representations and warranties of BPMI and RCI contained in this Agreement shall survive the Closing Date for a period of two years (the "Survival Period"), at the end of which Survival Period no claim may be made with respect to any such representation or warranty unless such claim shall have been asserted in writing to the Indemnifying Party during such period.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.1 Conditions to the Companies' Obligation to Effect the Merger. The respective obligations of the other Company to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by a writing signed by BPMI and RCI:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of RCI in accordance with applicable law or by a written consent of stockholders of RCI holding majority of the shares of capital stock of RCI entitled to vote on the Merger (the "Required Stockholders' Consent").

                  (b) No preliminary or permanent injunction or other order by any federal, state, or foreign court of competent jurisdiction which prohibits the consummation of any Merger shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated, or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger. Other than the filing of Articles of Merger with the Secretary of State for the State of Florida, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred, or been obtained.

                  (c) There shall not be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to any Merger, by any federal or state governmental entity which imposes any condition or restriction upon any Surviving Corporation or its subsidiaries including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

                  (d) Each Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby, under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.

         7.2 Conditions to Obligations of BPMI. The obligations of BPMI to carry out the transactions contemplated by this Agreement are subject, at the option of BPMI, to the satisfaction, or waiver by BPMI, of the following conditions:

                  (a) No proceeding which RCI shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against RCI under any United States or state bankruptcy or insolvency law.

                  (b) RCI shall have delivered a certificate of an officer of RCI that (i) it shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and (ii) the representations and warranties of RCI contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement. (c) RCI shall deliver (i) a certificate of good standing issued by the Secretary of the State of Florida and (ii) a corporate resolution executed by the RCI Board of Directors approving this Agreement and the transactions herein.

         7.3 Conditions to Obligations of RCI. The obligations of RCI to carry out the transactions contemplated by this Agreement are subject, at the option of RCI, to the satisfaction, or waiver by RCI, of the following conditions:

                  (a) No proceeding which BPMI shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against BPMI under any United States or state bankruptcy or insolvency law.

                  (b) BPMI shall deliver (i) a certificate of good standing issued by the Secretary of the State of Nevada and (ii) a corporate resolution executed by the BPMI Board of Directors approving this Agreement and the transactions herein.

                  (c) BPMI shall have delivered a certificate of an officer of BPMI that (i) it shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and (ii) the representations and warranties of BPMI contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement.

                  (d) BPMI shall have completed the following corporate action prior to the Effective Time.

                           (i)      Jeff Robbins will be appointed as a director
of BPMI and all directors and officers will resign.

                  (e) Enter into an agreement to convert the Series B Preferred Stock.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of RCI:

                  (a)      By mutual written consent of all of the Companies.

                  (b) By either BPMI or RCI if the Merger shall not have been consummated on or before June 6, 2003, through no fault of the terminating party.

                  (c) By BPMI or RCI if there shall have been any material breach of a material obligation of the other hereunder and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by the other Company, as the case may be, of notice in writing from such Company specifying such breach and requesting that it be remedied; provided, that such 10-day period shall be extended for so long as the other Company shall be making diligent attempts to cure such default.

                  (d) By either BPMI or RCI if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or any other action shall have become final and non-appealable.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party to this Agreement, there shall be no liability or obligation on the part of any Company or their respective officers or directors. Nothing contained in this Section 8.2 shall relieve any party from liability for willful breach of this Agreement that results in termination of this Agreement. Upon request therefor, each party shall redeliver all documents, work papers, and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

         8.3 Amendment. This Agreement may be amended by action taken at any time before or after approval hereof by the shareholders of RCI, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such extensions or waivers shall be in writing, executed by each of BPMI and RCI. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Brokers. Each Company represents and warrants to the others that no broker, finder, or financial advisor is entitled to any brokerage, finder's, or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any party hereto, except as reflected in the RCI Schedule or the BPMI Schedule.

         9.2 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to BPMI, to:

                           DIRECTVIEW, INC.
                           428 East 790 south
                           Pleasant Grove, Utah  84062
                           Attention:  President

                           With a copy to:

                           Ronald N. Vance, Esq.
                           57 West 200 South, Suite 310
                           Salt Lake City, Utah 84101

                  (b)      If to RCI, to:

                           RALSTON COMMUNICATIONS, INC.
                           d/b/a DirectView, Inc.
                           Suite 323
                           21218 St. Andrews Boulevard
                           Boca Raton, Florida  33433
                           Attention:  President

         9.3 Descriptive Headings. The headings contained in this Agreement are for reference Purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 Entire Agreement: Assignment. This Agreement (including the Exhibits, Schedules, and other documents and instruments referred to herein) (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise.

         9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the provisions thereof relating to conflicts of law.

         9.6 Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit, or remedies of any nature whatsoever or by reason of this Agreement.

         9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.[include a facsimiles provision]

         9.8 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         9.9 Jurisdiction and Venue. Each Party hereto hereby agrees that any proceeding relating to this Agreement and the Merger shall be brought in the United States District Court for the Southern District of Florida. Each party hereto hereby consents to personal jurisdiction in any such action brought in such court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such court or to any claim that such court is an inconvenient form.

         9.10 Investigation. The respective representations and warranties of each Company contained herein or in the certificates or other documents delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

         9.11 Consents. For purposes of any provision of this Agreement requiring, permitting, or providing for the consent of any or Company, the written consent of the Chief Executive Officer or President of a Company shall be sufficient to constitute such consent.

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                                       13

         IN WITNESS WHEREOF, each Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

DIRECTVIEW, INC.                                RALSTON COMMUNICATIONS, INC.


By:  /s/ Brant Dees                             By:  /s/ Jeff Robbins
     ---------------------------                     --------------------------
     Title:  President                               Title:      President